Exhibit 10.3

EXECUTION COPY

UNCONDITIONAL GUARANTY

This continuing Unconditional Guaranty (“Guaranty”) is entered into as of June 29, 2006, by Ultra Clean Holdings, Inc., a Delaware corporation (“Guarantor”), in favor of Silicon Valley Bank (“Bank”).

RECITALS

      A. Concurrently herewith, Ultra Clean Technology Systems and Service, Inc., a California corporation (“Ultra Clean”), Bob Acquisition Inc. (and any successor by merger), a California corporation (“Bob”), Pete Acquisition LLC (to be renamed UCT Sieger Engineering LLC), a Delaware limited liability company (“Sieger”, together with Ultra Clean and Bob, “Borrowers”) and Bank, have entered into that certain Loan and Security Agreement dated as of the date hereof, (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrowers (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

      B. In consideration of the agreement of Bank to make the Loans to Borrowers under the Loan Agreement, Guarantor is willing to guaranty the full payment and performance by Borrowers of all of their obligations thereunder and under the other Loan Documents, all as further set forth herein.

     C. Guarantor is the corporate parent of Borrowers and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrowers under the Loan Agreement.

      NOW, THEREFORE, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

     Section 1. Guaranty.

      1.1 Unconditional Guaranty. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.

      1.2 Separate Obligations. These obligations are independent of Borrowers’ obligations and separate actions may be brought against Guarantor (whether action is brought against Borrowers or whether Borrowers are joined in the action).

     Section 2. Representations and Warranties.

Guarantor hereby represents, warrants and covenants that:

     (a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

     (b) The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any material law or any material contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor.

     (c) This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

     (d) There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which could reasonably be expected to have a Material Adverse Change.

     (e) Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrowers of any kind.

     (f) The audited financial statements of Guarantor, dated as of December 31, 2005, copies of which have been furnished to Bank, fairly present in all material respects the financial position and results of operations for Guarantor for the dates and periods purported to be covered thereby, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such financial statements.

     (g) The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

     (h) As of the Effective Date, Borrowers and Ultra Clean International Holding Company (“International”) are the only direct Subsidiaries of Guarantor.

     (i) Guarantor covenants, warrants, and represents to Bank that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true at each time any credit is extended under the Loan Agreement. Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

     Section 3. Covenants.

     Guarantor shall not do any of the following without Bank’s prior written consent:

     (a) Create, incur, assume, or be liable for any Indebtedness, other than Indebtedness consisting of its Guaranty of the Equipment Financing.

     (b) Other than Permitted Liens described in clauses (b) and (h) of the definition thereof, create, incur, or allow any Lien on any of its property except for the Lien of the Bank on its beneficial ownership interest in Borrowers and International or permit any such beneficial ownership interest not to be subject to the first priority security interest granted under the Loan Agreement.

     (c) Make any Investment or have any property other than its ownership interest in Borrowers and International other than Permitted Investments in Shanghai or the Acquisition made with Restricted Payments permitted to be made pursuant to Section 7.7(b) of the Loan Agreement.

     (d) Engage in any business other than holding its ownership interest in Borrowers and International.

      Section 4. General Waivers. Guarantor waives:

     (a) Any right to require Bank to (i) proceed against Borrowers or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrowers or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

     (b) Any defenses from disability or other defense of Borrowers or from the cessation of Borrowers’ liabilities.

     (c) Any setoff, defense or counterclaim against Bank.

     (d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrowers. Until Borrowers’ obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrowers.

     (e) Any right to enforce any remedy that Bank has against Borrowers.

     (f) Any rights to participate in any security held by Bank.

     (g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrowers to Bank. Guarantor is responsible for being and keeping itself informed of Borrowers’ financial condition.

     (h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrowers from any of the Obligations by operation of law or otherwise.

     (i) The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.

      Section 5. Real Property Security Waiver. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrowers for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrowers by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold. Without limiting the generality of the foregoing, Guarantor further expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust.

     Section 6. Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrowers is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

     Section 7. No Waiver; Amendments. No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

      Section 8. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrowers from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

      Section 9. Notice. All notices or other communication (collectively, “Communication”) herein required or permitted to be given, must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Bank or Guarantor may change its notice address by giving the other party written notice thereof. Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 9); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. Bank or Guarantor may change its address, or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Guarantor:	Ultra Clean Holdings, Inc.
150 Independence Drive
Menlo Park, CA 94025
Attn: Jack Sexton
Fax: 650-326-0929
If to Bank:	Silicon Valley Bank – Mail Sort NC 200
3979 Freedom Circle, Suite 600
Santa Clara, CA 95054
Attn: Chitra Arunachalam
Fax: 408-654-5517

     Section 10. Entire Agreement. This Guaranty, the Loan Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Guaranty, the Loan Agreement and the other Loan Documents merge into this Guaranty, the Loan Agreement and the other Loan Documents..

      Section 11. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Bank to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

      Section 12. Subordination of Indebtedness. Any indebtedness or other obligation of Borrowers now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrowers to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Loan Agreement; and such indebtedness of Borrowers to Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrowers to Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrowers to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank.

     Section 13. Grant of Security Interest. Guarantor hereby grants Bank, to secure the payment and performance in full of all of the obligations of Guarantor hereunder and under and each other Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty, a continuing security interest in, and pledges to Bank, any and all properties, rights and assets of Guarantor described on Exhibit A hereto, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

     Section 14. Authorization to File Financing Statements. To the extent permitted by applicable law, Guarantor hereby authorizes Bank to file Uniform Commercial Code financing statements, without notice to Guarantor, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights under Section 13.

Section 15. Payment of Expenses. Guarantor shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

      Section 16. Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Guarantor and Bank arising out of or relating to this Guaranty, the prevailing party shall be entitled to recover its reasonable attorneys’ and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

      Section 17. Counterparts. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement. To the extent that any provision of this Guaranty conflicts with any provision of the Loan Agreement, the provision giving Bank greater rights or remedies shall govern, it being understood that the purpose of this Guaranty is to add to, and not detract from, the rights granted to Bank under the Loan Agreement.

      Section 18. Choice Of Law, Venue and Jury Trial Waiver. California law governs this Guaranty without regard to principles of conflicts of law. Guarantor and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Guaranty shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Guarantor at the address set forth in Section 9 and that service so made shall be deemed completed upon the earlier to occur of Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS GUARANTY. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.

The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

     Section 19. Assignment. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Bank and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion. Any such purported assignment by Guarantor without Bank’s written consent shall be void.

     Section 20. Name Change of Pete Acquisition to UCT Sieger Engineering LLC. Substantially simultaneously with the consummation of the Acquisition, the name of Pete Acquisition LLC shall be changed to UCT Sieger Engineering LLC by filing such name change with the Secretary of State of the State of Delaware. From and after such time, all references to Sieger shall mean UCT Sieger Engineering LLC, a Delaware limited liability company.

[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Unconditional Guaranty to be duly executed by its officer thereunto duly authorized as of the first date written above.

GUARANTOR:

ULTRA CLEAN HOLDINGS, INC.

By:

Name:
Title:

EXHIBIT A

The Collateral consists of all of Guarantor’s right, title and interest in and to the following personal property:

     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     all Guarantor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     Notwithstanding the foregoing, the “Collateral” does not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Guarantor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.